Exhibit 10.1

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark "[***]”.

DEVELOPMENT AND EXCLUSIVE LICENSE AGREEMENT

This DEVELOPMENT AND EXCLUSIVE LICENSE AGREEMENT (“Agreement”) is made as of September 18, 2023 (the “Effective Date”) by and between Dyadic International (USA), Inc., a corporation having a place of business at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, FL 33477-5094 (“Licensor”), and INZYMES ApS, a corporation having a place of business at Strandvejen 60, 2900 Hellerup, Denmark (“Licensee”). Licensor and Licensee are each referred to herein as such or, individually, as a “Party” or, collectively, as “Parties.”

BACKGROUND

A.    Licensor owns or has rights, has developed proprietary filamentous fungal expression and production platforms (“Technology”); and

B.    Licensee is interested in evaluating and licensing such Technology to produce [***], and other enzymes NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein below and other consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee hereby agree as follows:

ARTICLE 1
DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the meanings indicated:

1.1    “Affiliate” means with respect to either Party, any Person controlling, controlled by or under common control with such Party, for so long as such control exists. For purposes of this Section 1.1, “control” means (i) direct or indirect ownership of fifty percent (50%) or more (or, if less than fifty percent (50%), the maximum ownership interest permitted by applicable Law) of the stock or shares having the right to vote for the election of directors of such corporate entity or (ii) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

1.2    “Cover” means the development, manufacture, use, sale, offer for sale, importation or other exploitation would, but for the license granted herein, infringe (specifically or generically) any Valid Claim. As used in this Section 1.2, “infringe” includes contributorily infringing or inducing the infringement of such Valid Claim. For clarity with respect to a Valid Claim within a patent application, infringing a claim in such patent application if it were to issue as prosecuted in good faith.  “Covered” or “Covering” have their correlative meanings.

1.3    “Field” means the development, manufacture, and/or sale of [***].

1.4     “Gross Sales” shall mean and include the total actual gross revenue for Product sold to customers of Licensee (each, a “Selling Party”) of such Product for cash or credit, but excluding: sales, customs, duties, or excise taxes collected from customers and paid to the appropriate taxing authority; customer refunds and adjustments.

1.5    “Law” means, individually and collectively, any and all laws, ordinances, orders, rules, rulings, directives and regulations of any kind whatsoever of any governmental or regulatory authority applicable to the activities described in this Agreement.

1.6    “Product” means any composition comprising [***] and any dairy enzyme listed Schedule 1 (including modifications, truncations, and derivatives of [***] and any dairy enzyme listed in Schedule 1) (a) made using a process or strain covered by one or more of the Licensed Patents, using the Technology and the Production Strain or (b) using Confidential Information of Licensor. For avoidance of doubt, Product shall include any formulation, delivery device, dispensing device or packaging including the Product.

1.7    “Net Sales” means with respect to any Product, gross sales of Licensee ( “Selling Party”) of such Product in the applicable country to any Third Party, including sales of Product between or among Licensee, its Affiliates and Subilincensees, less (i) actual bad debts related to such Product and (ii) credits for sales returns and allowances actually paid, granted or accrued, (iii) trade, quantity and cash discounts and any other adjustments actually allowed and taken with respect to such invoiced amounts, including granted on account of price adjustments, billing errors, damaged or defective goods, recalls, returns, rebates, chargeback rebates, reimbursements or similar payments granted or given to wholesalers or other distributors, (iv) customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes) or duties relating to sales in each case invoiced as a specific line item in an invoice (to the extent such taxes are actually incurred by the Selling Party, and are not reimbursable, refundable or creditable to the Selling Party) and (v) freight and insurance levied on the invoiced amount in each case invoiced as a specific line item in an invoice (to the extent that the Selling Party actually incurs the cost of freight and insurance for a Product and are not reimbursable, refundable or creditable to the Selling Party), in each case as determined from books and records of the Selling Party maintained in accordance with generally acceptable accounting principles in the United States, consistently applied.

1.8    “Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

1.9    “Technology and Production Strains” means one or more filamentous fungal strains created by Licensor in connection with this Agreement for the purpose of producing [***] and any dairy enzyme listed in Schedule 1 (including modifications, truncations, and derivatives of [***] and any dairy enzyme listed in Schedule 1).

1.10    “Royalty Term” means, [***].

1.11    “Sublicensee” means any non-Affiliate Person to whom Licensee has granted the right to (i) make and sell Products or (ii) to sell Products, provided that such Person is responsible for marketing of such Product within its sales territory. For clarity, Sublicensee shall exclude wholesalers and resellers of Products which do not engage in any marketing or promotion of the Product and Persons who perform contract services on behalf of Licensee, its Affiliates or its Sublicensees (e.g., contract research/development organizations or contract manufacturers).

1.12    “Territory” means all of the countries and territories in the world.

1.13    “Third Party” means any Person other than Licensor, Licensee or Licensee’s Affiliates and Sublicensees.

1.14    “Valid Claim” means a claim of an issued and unexpired patent, or a pending claim of a patent application that is being prosecuted, within the Licensed Patents which has not been held, in a final and unappealable decision, to be un-patentable, invalid or unenforceable by a court or other government agency of competent jurisdiction or has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; provided, however, that if the holding of such court or agency is later reversed by a court or agency with overriding authority, the claim shall be reinstated as a Valid Claim with respect to Net Sales made after the date of such reversal.

1.15    Additional Definitions. Each of the following definitions shall have the meanings defined in the corresponding sections of this Agreement indicated below:

Definition	Section	Definition	Section
Agreement	Preamble	Licensor	Preamble
Background IP	8.1	Losses	10.1
Confidential Information	9.1	Milestone	5.1
Development Plan	3.1	Milestone Payment	5.1
Diligent Efforts	3.3	Party or Parties	Preamble
Effective Date	Preamble	Royalty Payments	4.1
Foreground IP	8.2(a)	Indemnitees	10.1
FTE	3.4	Selling Party	1.7
Indemnify	10.1	Royalty Payments	4.1
JAMS	13.2	Technology	Background
License	2.1	Term	12.1
Licensee	Preamble	Third-Party Claim	10.1
Licensee Indemnitees	10.1

ARTICLE 2
LICENSES

2.1    Grants to Licensee.

(a)    Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive license under the Licensed Patents and related know-how and trade secrets, to use the Technology and Production strain to develop, make, have made, use, sell, offer for sale and import Products in the Territory in the Field Licensee shall have the right to exercise such License through its Affiliates solely for as long as such entity remains an Affiliate of Licensee, and Licensee shall remain responsible for the compliance of such Affiliate with the applicable terms of this Agreement.

(b)    Sublicenses. The License includes the right to grant sublicenses to Sublicensees within the scope of the License, subject to the prior written approval of a proposed Sublicensee by the Licensor, such approval not to be unreasonably withheld or delayed. Each such sublicense shall be pursuant to a written agreement and shall be expressly subject to the applicable terms and conditions of this Agreement. Licensee shall provide Licensor a copy of final executed sublicense agreement within ten (10) business days of its execution, which may be redacted for information not pertinent to this Agreement.

2.2    No Other Rights. Each Party acknowledges that the rights and licenses granted under this ARTICLE 2 and elsewhere in this Agreement are limited to the scope expressly granted. Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party. All rights with respect to Technology, patents or other intellectual property rights that are not specifically granted herein are reserved to the owner thereof.

ARTICLE 3
DEVELOPMENT

3.1    Production Strains. Licensor shall undertake to develop and optimize one or more Productions Strains in accordance with the workplan and budget attached hereto as Annex A (together, the “Development Plan”). At the end of each work stage as set forth in the Development Plan, Licensor shall provide data and materials to Licensee for Licensee’s evaluation. The whole Development Plan costs are included in the upfront payment the Licensee will pay. For the sake of clarity, in case Licensor should need Phase 4 to conclude the development, the Licensor will bear the full cost of it.

3.2    Regulatory Matters. Licensee shall be responsible for obtaining any necessary or customary regulatory approvals to support the Development Plan and the use and commercialization of the Product(s). Licensor shall share any and all applicable data necessary for regulatory purposes with Licensee. Licensee will keep Licensor reasonably informed of communications with regulatory authorities regarding the Development Plan, the Production Strains, or the Product(s), including providing review copies of submissions to regulatory authorities prior to filing. Licensee shall reasonably consider any comments Licensor provides on planned regulatory submissions. Licensee shall allow Licensor to participate in meetings, inspections, and other interactions with regulatory authorities on Licensor’s request to participate.

3.3    Diligence. Licensor shall undertake to complete the Development Plan with similar resources and urgency to its own high priority projects (such efforts, “Diligent Efforts”).

3.4    Technology Transfer. Upon successful completion of the Development Plan and pilot scale in Phase III, the initial tech transfer to Licensee will occur with each party bearing their own costs and Licensor shall transfer the Production Strain(s) and sufficient know-how and Confidential Information to enable Licensee to use the Production Strains to develop and commercialize the Product(s) in the Field. If additional support is requested, Licensee shall pay for Licensor’s time and expenses in transferring the Production Strains and related Technology at Licensor’s standard full-time equivalent (“FTE”) rates for Licensor personnel having the knowledge and experience to affect the transfer. During the additional technology transfer and as needed thereafter, Licensee shall reimburse Licensor’s costs to (a) ship samples and Production Strains; (b) provide technical support to enable Licensee to grow the Production Strains to produce the Product; and (c) expenses and costs for related travel, if applicable.

ARTICLE 4

EQUITY AND ROYALTIES

4.1    Royalties.

(a)    General. In further consideration of the rights and licenses granted by Licensor hereunder, Licensee agrees to pay Licensor running royalties of [***] Net Sales of [***] for other Dairy Enzymes (schedule 1) in the Territory (the “Royalty Payments”).

(b)    Royalty Term. The Royalty Payments for Product shall start two years after first commercial launch and continue for [***] years, and thereafter the License shall become royalty-free and perpetual for Product

(c)    Royalty Stacking. In the event that Licensee, are required to pay a royalty to a Third Party with respect to patents Covering a particular Product, then Licensee shall have the right to deduct [***] of such royalty paid to such Third Party from the Royalty Payments otherwise owing to Licensor under this Section 4.1 with respect to such Product in the calendar quarter in which such royalty is payable; provided that in no event shall the Royalty Payment to Licensor under this Section 4.1 be so reduced to less than [***] of Net Sales.

4.2    Single Royalty. Only one royalty under Section 4.1 shall be paid with respect to each unit of Product, without regard to whether more than one Valid Claim within the Licensed Patents is applicable to such Product.

ARTICLE 5

MILESTONES

5.1    Upon the first achievement of each milestone event set forth in the table below (each, a “Milestone”) with respect to a Product, Licensee shall pay to Licensor the corresponding milestone payment amount (each, a “Milestone Payment”).

Milestone	Milestone Payment	Milestone Payment due
First commercial sale of [***]	[***]	Due within [***] of occurrence of Commercial Milestone or when Licensee reaches [***] in Net Sales of Products, whichever comes first
First commercial sale of each wholesale or retail Product from Schedule 1	[***]	Due within [***] of occurrence of Commercial Milestone or when Licensee reaches [***]in Net Sales of Products, whichever comes first
Achievement of target yield of [***] of active enzyme for [***]	[***]	Due within [***] days Milestone achievement
Achievement of target yield of [***] of active enzyme for [***]	[***]	Due within [***] days Milestone achievement

5.2    For the avoidance of doubt, each Milestone Payment is payable only once upon first occurrence of the corresponding Milestone, even if the Milestone is achieved by more than one Production Strain or Product. Achievement of target yield will be determined using a fed batch fermentation protocol provided by Dyadic measured at the end of fermentation in pilot scale (>= 2L). Insofar as there are no legal or business prohibitions limiting Dyadic from approving and Dyadic personnel are able to view the experiments, fermentation is to be performed at a lab chosen by Licensee. Yield is to be determined by IDF clotting activity method using specific activities of [***].

5.3    Licensee will conduct those activities for the Product in the Field in the Territory using Diligent Efforts to realize the full economic potential of each Production Strain, including to actively pursue development and regulatory approvals for and to market the Product for use in the Field throughout the Territory, in a prompt and expeditious manner.

5.4    [***].

5.5    [***].

ARTICLE 6
PAYMENT AND REPORTS

6.1    Royalty Reports and Payments. All payments under Section 4.1 shall be due and payable within [***] during which the corresponding Net Sales are made. Together with any such payment, Licensee shall deliver a report specifying in the aggregate and on Product-by-Product basis: (i) total gross invoiced amount from sales of Products by Licensee; (ii) amounts deducted by category (as identified in Section 1.7) from gross invoiced amounts to calculate Net Sales; (iii) Net Sales and (iv) royalties payable. If no royalties are due, Licensee shall so report. Such reports shall be deemed to be the Confidential Information of Licensee.

6.2    Payment Method/Currency Conversion. All payments due under this Agreement to Licensor shall be made by bank wire transfer in immediately available funds to an account designated by Licensor. All payments hereunder shall be made in the legal currency of the United States of America, and all references to “$” or “Dollars” shall refer to United States dollars. In the event that sales of Products are made in currency other than United States Dollars, payments by Licensee shall be calculated based on currency exchange rates for the last calendar quarter for which remittance is made. For each calendar quarter, such exchange rate will equal the arithmetic average of the daily exchange rates (obtained as described below) during the calendar quarter for purchase of United States Dollars by sale of such non-United States Dollar currency; each daily exchange rate will be obtained from The Wall Street Journal, Eastern U.S. Edition, or, if not so available, as otherwise agreed by the Parties.

6.3    Withholdings Taxes. Any withholding or other tax that is required by Law to be withheld with respect to payments owed by Licensee pursuant to this Agreement shall be deducted by Licensee from such payment prior to remittance. Licensee shall promptly furnish Licensor evidence of any such taxes withheld and assist Licensee in obtaining applicable credits with respect thereto.

6.4    Inspection of Records. Licensee shall, and shall cause its Affiliates and Sublicensees to, keep full and accurate books and records setting forth gross sales of Products, Net Sales of Product, itemized deductions from gross sales taken to calculate Net Sales (to the extent such deductions are itemized in Licensee’s internal financial systems) and amounts payable hereunder to Licensor for each such Product. Licensee shall permit Licensor, by independent qualified public accountants engaged by Licensor and reasonably acceptable to Licensee, to examine such books and records at any reasonable time, but not later than three (3) years following the rendering of any corresponding reports, accountings and payments pursuant to this ARTICLE 6. The foregoing right of review may be exercised only once during each twelve (12) month period. The opinion of said independent accountants regarding such reports, accountings and payments shall be binding on the Parties other than in the case of clear error. Licensor shall bear the cost of any such examination and review; provided that if the inspection and audit shows an underpayment of royalties payable hereunder of more than [***] of the amount due for the applicable period, then Licensee shall promptly reimburse Licensor for all costs incurred in connection with such examination and review with interest on the underpayment at the rate specified in Section 6.5 from the date such payment was originally due. Licensee shall promptly pay to Licensor the amount of any underpayment of royalties revealed by an examination and review. Any overpayment of royalties by Licensee revealed by an examination and review shall be fully-creditable against future royalty payments under Section 4.1.

6.5    Late Payment. Any payments or portions thereof due hereunder which are not paid when due shall bear interest equal to the lesser of the rate equal to the [***] day U.S. dollar LIBOR rate effective for the date that payment was due, as published by The Wall Street Journal, Eastern U.S. Edition, on the date such payment was due, plus an additional [***], or, if less, the maximum rate permitted by Law, calculated on the number of days such payment is delinquent. This Section 6.5 shall in no way limit any other remedies available to either Party.

ARTICLE 7
STATUS REPORTS

On or before each anniversary of the Effective Date, Licensee shall provide Licensor a reasonably detailed report setting forth the status of the development of each Product. Each such report shall include minimally a description of the stage of development of each Product and the development activities completed with respect thereto during the period since the last such report. Such reports shall be deemed to be the Confidential Information of Licensee.

ARTICLE 8
INTELLECTUAL PROPERTY

8.1    Background IP. Except as expressly set forth herein, each Party shall retain all right and title to any intellectual property of such Party as of the Effective Date, as well as any intellectual property (whether or not registered or registrable) developed independently of this Agreement and without reference to or use of the other Party’s Confidential Information (collectively, “Background IP”). [***].

8.2    Foreground IP.

(a)    Any intellectual property created, conceived, or developed in the performance of this Agreement (“Foreground IP”) shall be owned by the Party that created, conceived or developed such intellectual property, except that any modifications or improvements to the Technology, including the Production Strains, shall be owned by Licensor.

(b)    Any Licensor-owned Foreground IP related to the Production Strains shall be included in the license granted to Licensee in Section 2.1.

(c)    Any Foreground IP developed jointly by both Parties may be used by either Party in the performance of this Agreement, may be used by Licensee within the scope of the license granted in section 2.1, and [***]. Neither Party shall otherwise use jointly developed Foreground IP without the advance written consent of the other Party.

ARTICLE 9
CONFIDENTIALITY

9.1    Confidential Information. During the term of this Agreement, except as provided herein, each Party shall maintain in confidence, and shall not use for any purpose or disclose to any Third Party, information that is disclosed by the other Party in writing and marked “Confidential” or that is disclosed orally and confirmed in writing as confidential within [***] days following such disclosure (collectively, “Confidential Information”). Confidential Information shall not include any information that is: (i) already known to the receiving Party at the time of disclosure hereunder, or (ii) now or hereafter becomes publicly known other than through acts or omissions of the receiving Party, or (iii) is disclosed to the receiving Party by a Third Party under no obligation of confidentiality to the disclosing Party or (iv) independently developed by the receiving Party without reliance on the Confidential Information of the disclosing Party.

9.2    Permitted Usage. Each Party may use and disclose Confidential Information of the other Party as follows under appropriate confidentiality provisions substantially equivalent to those in this Agreement, in connection with the performance of its obligations or exercise of rights granted to such Party in this Agreement (ii) in connection with complying with applicable governmental regulations, filing for, obtaining and maintaining regulatory approvals, or otherwise required by applicable Law, provided, however, that if a Party is required by Law to make any such disclosure of the other Party’s Confidential Information it will, except where impracticable for necessary disclosures, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; (iii) in communication with existing and potential investors, consultants, advisors (including financial advisors, lawyers and accountants) and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement; or (iv) to the extent mutually agreed to by the Parties.

9.3    Confidential Terms. Each of the Parties agrees not to disclose to any Third Party the terms and conditions of this Agreement without the prior approval of the other Party, except to advisors (including consultants, financial advisors, attorneys and accountants), potential and existing investors and licensees (including Collaborators), and others on a need to know basis, in each case under circumstances that reasonably protect the confidentiality thereof, or to the extent necessary to comply with the terms of agreements with Third Parties, or to the extent required by applicable Law, including securities laws.

9.4    Promotional Activities. Except as required by Law or in the normal course of business identification, neither Licensee nor Licensor shall make or otherwise issue any statement, advertisement or promotional material suggesting any endorsement by the other Party, without the approval of such other Party, which approval shall not be unreasonably withheld.

ARTICLE 10
NDEMNIFICATION

10.1    Indemnification.

(a)    Indemnification by Licensor. [***]

(b)    Indemnification by Licensee. [***]

Procedure. To be eligible to be Indemnified hereunder, [***]

ARTICLE 11
REPRESENTATIONS AND WARRANTIES

11.1    General. Each Party represents and warrants to the other that: (i) it is duly organized and validly existing under the Laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (ii) it is qualified to do business and is in good standing in each jurisdiction in which it conducts business; (iii) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; (iv) this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material applicable Law; and (v) it is not aware of any action, suit or inquiry or investigation instituted by any entity which questions or threatens the validity of this Agreement.

11.2    Licensor. Licensor represents and warrants that (i) it is the owner of the Licensed Patents or has the right to sublicense the Licensed Patents; (ii) Licensor has the right and authority to enter into this Agreement; and (iii) to its knowledge, there are no threatened or pending claims of Third Parties that would call into question the right of Licensor to grant to Licensee the rights granted hereunder;

11.3    Disclaimer. EXCEPT AS PROVIDED IN THIS ARTICLE 11, NEITHER PARTY MAKES ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES AND CONDITIONS OF THE VALIDITY OF THE LICENSED PATENTS OR NONINFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

11.4    Bankrupcty: [***]

ARTICLE 12
TERM AND TERMINATION

12.1    Term. Unless terminated earlier pursuant to this ARTICLE 12, the term of this Agreement shall commence on the Effective Date and continue in full force and effect until the expiration of the Royalty Terms (the “Term”).

12.2    Termination

(a)    By Licensee. Any provision herein notwithstanding, Licensee shall have the right to terminate this Agreement by giving Licensor [***] prior written notice referencing this Section 12.2(b). Without prejudice to any of the provision set for the herein, should the Licensor breach any of the duties set forth in Appendix A Licensee shall have the right to terminate this Agreement upon [***] written notice to Licensor referencing this Section 12.2(a)

(b)    By Licensor. Licensor shall have the right to terminate this Agreement upon [***] written notice to Licensee, referring to this Section 12.2 (b) (i), in the event of non-payment by Licensee of [***] during a calendar year; (ii) in the event Licensee challenges any of the Licensed Patents, including by alleging before a competent Court the invalidity of the Licensed Patents or by initiating any interference with respect thereto, provided that any such challenge is not terminated with prejudice within [***]; (iii) in the event [***].

12.3    Effect of Termination/Expiration.

(a)    Retain Amounts Paid. In the event of termination of this Agreement, Licensor shall have the right to retain all amounts correctly paid hereunder.

(b)    Reversion of Rights. As of the effective date of a termination pursuant to this ARTICLE 12 Section 2.1 shall terminate and all rights in the Licensed Patents, Technology and Production Strain shall revert to Licensor, except as provided in Section 12.3(d).

(c)    No Release. Termination or expiration of this Agreement shall not release either Party hereto from any liability which at the time of such termination or expiration has already accrued to the other Party.

(d)    Survival. Articles 1, 5 (with respect to amounts accrued but not yet paid at the time of expiration or termination), 8 (for the period set forth therein), 9, 11, 12 and 13 and Sections 2.2, 6.4 (for the period set forth therein), 11.3 and 12.3 shall survive the expiration and any termination of this Agreement. Except as otherwise provided in this ARTICLE 12 all other provisions of this Agreement shall terminate upon the expiration or termination of this Agreement.

ARTICLE 13
DISPUTE RESOLUTION

13.1    Disputes. In the event of any dispute between the Parties arising out of or in connection with this Agreement, either Party may, by written notice to the other, have such dispute referred to the Chief Executive Officer of Licensor and Licensee for attempted resolution by good faith negotiations within [***] after such notice is received, and in such event, each Party shall cause a representative with authority to settle the dispute to meet and be available to attempt to resolve such issue. Notwithstanding the foregoing, neither Party shall be obligated to negotiate for more than [***]. If the Parties should resolve such dispute or claim, a memorandum setting forth their agreement will be prepared and signed by both Parties if requested by either Party.

13.2    Arbitration. All disputes or claims arising out of or in connection with this contract, including disputes relating to its validity, breach, termination or nullity, shall be finally settled by [***].

ARTICLE 14

GENERAL

14.1    Governing Law. This agreement shall be governed by, and construed and interpreted on an exclusive basis, in accordance with the laws of [***], without reference to principles of conflicts of law.

14.2    Assignment. Neither this Agreement nor any interest hereunder may be assigned, nor any other obligation delegated, by a party without the prior written consent of the other party; provided, however, that a party shall have the right to assign this Agreement without consent of the other party to an Affiliate of the assigning party provided or to any successor in interest to the assigning party by operation of law, merger, consolidation, or other business reorganization or the sale of all or substantially all of its assets relating to the subject matter of this Agreement. This Agreement shall be binding upon successors and permitted assigns of the parties.

14.3    Independent Contractors. The Parties agree that the relationship of Licensor and Licensee established by this Agreement is that of independent contractors. Furthermore, the Parties agree that this Agreement does not, is not intended to, and shall not be construed to, establish an employment, agency or any other relationship. Except as may be specifically provided herein, neither Party shall have any right, power or authority, nor shall they represent themselves as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

14.4    Force Majeure. Except for the payment of monies, in the event either Party hereto is prevented from or delayed in the performance of any of its obligations hereunder by reason of acts of God, war, strikes, riots, storms, fires, earthquake, epidemic, pandemic, power shortage or failure, failure of the transportation system, or any other cause whatsoever beyond the reasonable control of the Party, the Party so prevented or delayed shall be excused from the performance of any such obligation during a period that is reasonable in light of such force majeure event.

14.5    Notices. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by express courier service (signature required) or five (5) days after it was sent by registered letter, return receipt requested (or its equivalent), provided that no postal strike or other disruption is then in effect or comes into effect within [***] after such mailing, to the Party to which it is directed at its address shown below or such other address as such Party will have last given by notice to the other Party.

If to Licensor:	[***] Dyadic International (USA), Inc. 140 Intracoastal Pointe Drive Suite # 404 Jupiter, Florida 33477

with a copy to:	[***] Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94304-1050

If to Licensee:	[***] INZYMES ApS Strandvejen 60 Suite # 4.07 2950 Hellerup, Denmark

14.6    Compliance with Law. Each Party shall comply with all Laws in connection with its activities pursuant to this Agreement.

14.7    No Waiver. A waiver by either Licensor or Licensee of any right under this Agreement or of any failure to perform or breach hereof by the other Party hereto shall not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other Party, whether of a similar or dissimilar nature thereto. No waiver shall be made by implication, but only by an express writing signed by Party waiving such right, failure to perform or breach.

14.8    Severability. If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement, and the remainder of the Agreement shall remain in full force and effect.

14.9    Interpretation. The captions and headings to this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto. Unless context otherwise clearly requires, whenever used in this Agreement: (i) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (ii) the word “day” or “year” means a calendar day or year unless otherwise specified; (iii) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (iv) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement; (v) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or;”(vi) words of any gender include the other gender; and (vii) words using the singular or plural number also include the plural or singular number, respectively.

14.10    Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, representations, agreements, and understandings, written or oral, that the Parties may have reached with respect to the subject matter hereof. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of each of the Parties hereto. For the avoidance of doubt, the Mutual Confidential Disclosure Agreement between the parties [***] (the “Original CDA”) is superseded by this Agreement. Confidential Information disclosed under the Original NDA shall be subject to the terms of ARTICLE 9 of this Agreement.

14.11    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterpart signature pages delivered by electronic transmission (including via e-mail in PDF format or via DocuSign) shall be deemed binding as originals

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

(Licensee)		(Licensor)

By:	[***]	By:	[***]

Name:	[***]	Name:	Mark Emalfarb

Title:	CEO	Title:	CEO

Date:	September 18, 2023	Date:	September 18, 2023

Annex A

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Payments (in USD):

●	Timing of payments:
i.	USD 600,000 by Oct 15th, 2023

Schedule 1

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Schedule 2

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